UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2009
CARDIOGENESIS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Musick, Irvine CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 420-1800

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Grant of Restricted Stock Awards
     On March 31, 2009, the Board of Directors of Cardiogenesis Corporation (the “Company”) granted awards of restricted stock to each of its employees, including its named executive officers under the Company’s Stock Option Plan (the “Plan”). Richard Lanigan was granted 95,193 shares of restricted stock and William Abbott was granted 76,924 shares of restricted stock. The restrictions on each of Mr. Lanigan’s and Mr. Abbott’s shares of restricted stock will lapse in full on March 31, 2012. The awards of restricted stock were made pursuant to restricted stock purchase agreements, the form of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events
     On March 31, 2009, the Board of Directors of the Company approved an amendment to the Company’s Plan to provide the Company with the ability to withhold applicable taxes for awards issued under the Plan, and that such taxes may, in certain circumstances, be settled in shares of the Company’s common stock.
     The above description of the amendment to the Plan is not intended to be complete and is qualified in its entirety by reference to the Company’s Plan, as amended through March 2009, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Purchase Agreement under Stock Option Plan.

10.2	Stock Option Plan, as amended through March 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION
April 3, 2009
	By:	/s/ William Abbott
William Abbott
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Purchase Agreement under Stock Option Plan.

10.2	Stock Option Plan, as amended through March 2009.